EXHIBIT 10.14
ENTERTAINMENT PROPERTIES TRUST
1997 SHARE INCENTIVE PLAN
FORM OF
RESTRICTED SHARES AWARD AGREEMENT
     Date of Grant:___
     Number of Restricted Shares Granted: ___
     This Restricted Shares Award Agreement (this “Agreement”) dated ___, 20___, is made by and between Entertainment Properties Trust, a Maryland real estate investment trust (the “Company”), and ___(“Participant”).
RECITALS:
          A. The Company has adopted the 1997 Share Incentive Plan (the “Plan”) under which the Company may grant employees and non-employee trustees of the Company certain equity-based awards.
          B. Participant is an employee or non-employee trustee of the Company or one of its Subsidiaries and the Company desires to encourage Participant to own Shares and to give Participant added incentive to advance the interests of the Company, and desires to grant Participant Restricted Shares of the Company under the terms and conditions established by the Board.
          C. On the Date of Grant, set forth above, the Committee approved the grant of restricted Common Shares of the Company (the “Restricted Shares”) to Participant in the amount, and subject to the terms and conditions, set forth herein.
AGREEMENT:
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. Incorporation of Plan. All provisions of this Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Board and the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan.
     2. Grant of Restricted Shares. Subject to the conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Participant that number of Restricted

Shares identified above opposite the heading “Number of Restricted Shares Granted”.
     3. Restrictions on Transfer/Period of Restriction. Subject to any exceptions set forth in this Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, prior to the vesting dates for such Restricted Shares (the “Vesting Dates”), as identified below. On the Vesting Dates, such restriction on transfer shall lapse to the extent set forth herein and the Restricted Shares subject to such lapsed restriction, if not previously forfeited pursuant to Section 4 below, will become freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant. Subject to any exceptions listed in this Agreement or in the Plan, the Restricted Shares shall become vested in accordance with the schedule set forth below:

Anniversary of Date of Grant	Percentage of Shares Vested
___%
___%
___%
     The Board may, in its sole discretion, accelerate the Vesting Date for any or all of the Restricted Shares, if in its judgment the performance of Participant has warranted such acceleration and/or such acceleration is in the best interests of the Company.
     4. Forfeiture Prior to Vesting. Unless otherwise provided below or in any other agreement to which the Company and Participant are now or hereafter become parties, if Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (a “Termination of Employment”) after the Date of Grant but before the Restricted Shares become fully vested pursuant to Section 3 above (the “Restricted Period”), Participant will thereupon immediately forfeit all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Participant shall have no further rights under this Agreement. For purposes of this Agreement, transfer of employment between the Company and any of its Subsidiaries does not constitute a Termination of Employment.
     5. Certificates. The Restricted Shares shall be issued in the name of Participant or a nominee of Participant as of the Date of Grant. The Company may, at its election, issue one or more certificates evidencing such Restricted Shares or issue such shares in book-entry only until the expiration of the Restricted Period. Certificates representing the Restricted Shares shall bear a legend similar to the following:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE ENTERTAINMENT PROPERTIES TRUST 1997 SHARES INCENTIVE PLAN AND THE APPLICABLE RESTRICTED SHARES AWARD AGREEMENT PURSUANT TO WHICH THE SHARES WERE ISSUED. THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE SOLD, DONATED,

TRANSFERRED OR IN ANY OTHER MANNER ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF ENTERTAINMENT PROPERTIES TRUST.
     6. Dividends and Voting. Participant is entitled to (i) receive all dividends, payable in shares, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Participant, and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs during the Restricted Period.
     7. Committee Authority. Any questions concerning the interpretation of this Agreement and any controversy which arises under this Agreement shall be settled by the Committee in its sole discretion.
     8. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered, sent by recognized expedited delivery service, with proof of delivery or sent by United States mail, postage prepaid, certified mail, return receipt requested. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, received by the addressee, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Company’s address is: Entertainment Properties Trust, Attention: Secretary, 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108, and Participant’s address will be the last known address held by the Company.
     9. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     10. Notice of I.R.C. Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code, Participant shall promptly notify the Company of such election.
     11. Designation of Beneficiary. Participant may designate a person or persons to receive, in the event of his death, any Shares resulting from the vesting of Restricted Shares or other property then or thereafter distributable relating to such Shares. Such designation may be made in a written instrument delivered to the Company. If Participant fails effectively to designate a beneficiary, then the person(s), or trust(s) entitled by will or the laws of descent and distribution shall be deemed to be the beneficiary of the transfer.
     12. Tax Withholding. To the extent that the grants of or vesting of any of the Restricted Shares granted hereunder may obligate the Company to pay withholding taxes on behalf of Participant, the Company shall have the power to withhold, or require Participant to remit to the

Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax requirements.
     13. Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.
     14. Governing Law. The laws of the State of Missouri will govern the interpretation, validity and performance of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     15. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.
     This Agreement has been executed and delivered by the parties hereto effective the day and year first above written.

ENTERTAINMENT PROPERTIES TRUST
By:
Name:
Title:

PARTICIPANT

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